Exhibit 10.4

Planet 13 Holdings Inc. 2023 Equity Incentive Plan
Restricted Stock Unit Agreement

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of ____________ by and between Planet 13 Holdings Inc., a Nevada corporation (the “Company”), and ____________ (the “Participant”).

Grant Date: ____________

Number of Restricted Stock Units: ____________

1.    Grant of Restricted Stock Units. The Company hereby grants to the Participant a Restricted Stock Unit Award equal to the number of Restricted Stock Units set forth above (the “Restricted Stock Units”). The Restricted Stock Units are being granted pursuant to the terms of the Planet 13 Holdings Inc. 2023 Equity Incentive Plan, as it may be amended from time to time (the “Plan”). Each Restricted Stock Unit represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan. The Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

2.    Vesting.

2.1    Except as otherwise provided herein, provided that the Participant remains in Continuous Service through the applicable vesting date, the Restricted Stock Units will vest in accordance with the schedule attached hereto as Appendix A (the period during which restrictions apply, the “Restricted Period”). Once vested, the Restricted Stock Units become “Vested Units.”

2.2    The vesting schedule notwithstanding, if the Participant’s Continuous Service terminates for any reason at any time before all of his or her Restricted Stock Units have vested, the Participant’s unvested Restricted Stock Units shall be automatically forfeited upon such termination of Continuous Service and the Company shall not have any further obligations to the Participant under this Agreement.

2.3    Unless otherwise determined by the Committee at the time of a Change in Control, a Change in Control shall have no effect on the Restricted Stock Units.

3.    Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until such time as the Restricted Stock Units are settled in accordance with Section 5, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to such units shall immediately terminate without any payment or consideration by the Company.

4.    Rights as Shareholder; Dividend Equivalents.

4.1    The Participant shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such shares of Common Stock.

4.2    Upon and following the settlement of the Restricted Stock Units, the Participant shall be the record owner of the shares of Common Stock underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all of the rights of a shareholder of the Company (including voting rights).

5.    Settlement of Restricted Stock Units.

5.1    Subject to Section 7 hereof, promptly following the vesting date, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting occurs, the Company shall (a) issue and deliver to the Participant the number of shares of Common Stock equal to the number of Vested Units; and (b) enter the Participant’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Participant.

5.2    To the extent that the Participant does not vest in any Restricted Stock Units, all interest in such Restricted Stock Units shall be forfeited. The Participant has no right or interest in any Restricted Stock Units that are forfeited.

6.    No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an employee, consultant or director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s employment or service with the Company at any time, with or without Cause.

7.    Withholding. If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the vesting of settlement of a Restricted Stock Unit, a Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Unit and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means, to the extent permitted by Applicable Laws:

7.1    tendering a cash payment;

7.2    authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Participant as a result of the vesting or settlement of the Restricted Stock Unit; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law;

7.3    delivering a properly executed notice of settlement together with irrevocable instructions to a broker registered under the Exchange Act to promptly deliver to the Company the required tax withholding amount; or

7.4    delivering to the Company previously owned and unencumbered shares of Common Stock.

In addition, the Company has the right to withhold from any compensation paid to a Participant in order to fulfill its tax withholding obligations.

8.    No Right to Continued Service; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service with the Company at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Restricted Stock Units unless and until certificates representing the shares have been issued by the Company to the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

9.    Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Section 10 of the Plan.

10.    Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

11.    Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to the Restricted Stock Units unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

12.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13.    Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

14.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final, binding, and conclusive on the Participant and the Company.

15.    Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

17.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment or service relationship with the Company.

19.    Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

20.    No Impact on Other Benefits. The value of the Participant’s Restricted Stock Units are not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

21.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

22.    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such vesting, settlement, or disposition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PLANET 13 HOLDINGS INC.
By_____________________ Name: Title:

PARTICIPANT
By_____________________ Name:

Appendix A

Vesting Schedule

Vesting Date	Restricted Stock Units Vested
[Insert Vesting Date]	[Insert Number of Restricted Stock Units that Vest on Vesting Date]

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